Exhibit 99.1

First Sentry Bancshares, Inc.
YOUR TOWN...YOUR BANK

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM, EST, February 9, 2018.

Vote by Internet

- Go to **www.investorvote.com/FTSB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Revocable Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote "FOR" Items 1 and 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger dated as of November 13, 2017, by and among Wesbanco, Inc. ("WesBanco"), Wesbanco Bank, Inc., a wholly owned subsidiary of WesBanco, First Sentry Bancshares, Inc. ("First Sentry"), and First Sentry Bank, Inc., a wholly owned subsidiary of First Sentry, as may be amended from time to time (the "Merger Agreement"), which provides for, among other things, the merger of First Sentry with and into WesBanco.	☐	☐	☐
2. To approve the adjournment of the First Sentry special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the First Sentry special meeting to approve the proposal to approve the Merger Agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. First Sentry Bancshares, Inc. REVOCABLE PROXY — FIRST SENTRY BANCSHARES, INC. Special Meeting of Shareholders – February 9, 2018 This Proxy is Solicited on Behalf of the Board of Directors and may be revoked prior to its exercise. The undersigned hereby appoints Geoffrey S. Sheils and Mary A. McComas, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of common stock that the undersigned would be entitled to vote at the Special Meeting of Shareholders of First Sentry Bancshares, Inc., to be held at Pullman Plaza Hotel, 1001 Third Avenue, Huntington, WV 25701 on Friday, February 9, 2018 at 3:00 p.m., local time, or any adjournments thereof, for the purposes set forth herein. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATION OF THE BOARD OF DIRECTORS. If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY